SCHEDULE II
                                 INFORMATION WITH RESPECT TO
                    TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                       SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS INC

                    GABELLI PERFORMANCE PARTNERSHIP

                                10/24/00           28,500            11.7730
                    GAMCO INVESTORS, INC.
                                10/24/00            1,000            12.0000
                                10/24/00           25,750            11.7500
                                10/23/00            8,000            11.1016
                    GABELLI ADVISERS, INC.
                                10/23/00            9,000            11.0903


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.